Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF SUNCOKE ENERGY, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of SunCoke Energy, Inc. for the quarter ended September 30, 2011, I, Frederick A. Henderson, Chief Executive Officer and Chairman of SunCoke Energy, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report Form 10-Q for the quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy, Inc. for the periods presented therein.

Date: November 2, 2011

/s/ Frederick A. Henderson
Frederick A. Henderson Chief Executive Officer and Chairman